Exhibit Ex-99.906.Cert

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: The Prudential Variable Contract Account—10

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:	August 26, 2003	/s/ JUDY A. RICE
Judy A. Rice President and Principal Executive Officer

Date:	August 26, 2003	/s/ GRACE C. TORRES
Grace C. Torres Treasurer and Principal Financial Officer